Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 18 U.S.C. SECTION 1350

In connection with this annual report on Form 10-K of Fred’s, Inc. each of the undersigned, Bruce A. Efird and Jerry A Shore, certifies, pursuant to Section 18 U.S.C. Section 1350, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Fred’s, Inc.

Date: April 14, 2011	/s/ Bruce A. Efird
Bruce A. Efird
Chief Executive Officer and President

Date: April 14, 2011	/s/ Jerry A. Shore
Jerry A. Shore
Executive Vice President and Chief Financial Officer